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Exhibit 16

                         [HARMON & COMPANY LETTERHEAD]


December 9, 1998


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

     Re:  Fix-Corp International, Inc.

Ladies and Gentlemen:

We have reviewed the Form 8-K dated December 9, 1998, and we are in agreement with the statements contained therein as they relate to Harmon & Company, CPA, Inc.


Very truly yours,

Harmon & Company, CPA, Inc.

By:  /s/ NICOLA R. HARMON
     ---------------------------
     Nicola R. Harmon, President